Exhibit 1.1
EXECUTION COPY
40,663,071 Shares
Aradigm Corporation
Common Stock
(No Par Value)
PLACEMENT AGENCY AGREEMENT
February 20, 2009
PIPER JAFFRAY & CO.
          As Representative of the several Placement Agents set forth on Schedule I attached hereto
U.S. Bancorp Center
800 Nicollet Mall
Minneapolis, Minnesota 55402
Ladies and Gentlemen:
     Aradigm Corporation, a California corporation (the “Company”), proposes, subject to the terms and conditions stated in this Placement Agency Agreement (this “Agreement”) and the Subscription Agreements in the form of Exhibit A attached hereto (the “Subscription Agreements”) entered into with the investors identified therein (each, an “Investor” and collectively, the “Investors”), to issue and sell an aggregate of 40,663,071 shares (the “Shares”) of the Company’s common stock, no par value per share (the “Common Stock”). The Shares are more fully described in the Registration Statement (as defined herein). This is to confirm the agreement between the Company and the several placement agents set forth on Schedule I attached hereto (the “Placement Agents”) concerning the offering, issuance and sale of the Shares. Piper Jaffray & Co. is acting as representative (the “Representative”) of the Placement Agents.
     1. Agreement to Act as Placement Agents; Delivery and Payment. On the basis of the representations, warranties and agreements of the Company herein contained, and subject to the terms and conditions set forth in this Agreement:
          (a) The Company hereby authorizes the Placement Agents to act as its exclusive agents in connection with the issuance and sale by the Company of the Shares (the “Offering”) to the Investors, and the Placement Agents hereby agree, as agents of the Company, to use their reasonable best efforts to solicit offers to purchase the Shares from the Company on the terms and subject to the conditions set forth in the Prospectus (as defined below). The Placement Agents shall make commercially reasonable efforts to assist the Company in obtaining performance by each Investor whose offer to purchase Shares has been solicited by the Placement Agents and accepted by the Company, but the Placement Agents shall not, except as otherwise provided in this Agreement, have any liability to the Company in the event any such purchase is not consummated for any reason. Under no circumstances will the Placement Agents or any of their affiliates be obligated to underwrite or purchase any of the Shares for their own accounts or otherwise provide any financing. The Placement Agents shall act solely as the Company’s agents and not as principals. The Placement Agents shall have no authority to bind the Company with respect to any prospective offer to purchase Shares and the Company shall have the sole right to accept offers to purchase Shares and may reject any such offer, in whole or in part.

     As compensation for services rendered, on the Closing Date, the Company shall pay or cause to be paid to the Placement Agents by wire transfer of immediately available funds to an account or accounts designated by the Representative an aggregate amount equal to 6.79% of the gross proceeds received by the Company from its sale of the Shares on such Closing Date, which the Company agrees shall be allocated pursuant to an agreement among the Placement Agents. The Placement Agents agree that the foregoing compensation, together with any expense reimbursement payable hereunder, constitutes all of the compensation that the Placement Agents are entitled to receive in connection with the Offering contemplated by this Agreement.
          (b) The purchases of Shares by the Investors shall be evidenced by the execution of a Subscription Agreement by each of the parties thereto in the form attached hereto as Exhibit A.
          (c) Prior to the earlier of (i) the date on which this Agreement is terminated and (ii) the Closing Date, the Company shall not, without the prior written consent of the Representative, solicit or accept offers to purchase Shares of the Company (other than pursuant to the exercise of options or warrants to purchase shares of Common Stock that are outstanding at the date hereof) otherwise than through the Placement Agents in accordance herewith.
          (d) No Shares which the Company has agreed to sell pursuant to this Agreement shall be deemed to have been purchased and paid for, or sold by the Company, until such Shares shall have been delivered to or made available for electronic receipt by the Investor purchasing such Shares against payment by such Investor.  If the Company shall default in its obligations to deliver Shares to an Investor whose offer it has accepted, the Company shall indemnify and hold the Indemnified Parties (as defined below) harmless against any loss, claim, damage or liability directly or indirectly arising from or as a result of such default by the Company.
          (e) Payment of the purchase price for, and delivery of, the Shares shall be made at a closing (the “Closing”) at the offices of Cooley Godward Kronish LLP, counsel for the Company, located at 101 California Street, 5th Floor, San Francisco, California, at 11:00 AM, New York City time, on February 26, 2009 or at such other time and date as the Representative and the Company determine pursuant to Rule 15c6-1(a) under the Exchange Act (such date of payment and delivery being herein referred to as the “Closing Date”). The Company, the Representative and JPMorganChase Bank, as escrow agent (the “Escrow Agent”), have entered into an escrow agreement, dated as of February 20, 2009 (the “Escrow Agreement”) pursuant to which an escrow account will be established, at the Company’s expense, for the benefit of the Company and the Investors (the “Escrow Account”). Each of the Company and the Representative hereby agree to deliver to the Escrow Agent a Closing Notice in the form attached as Exhibit C to the Escrow Agreement on or prior to the Closing Date.  All such actions taken at the Closing shall be deemed to have occurred simultaneously.
     2. Registration Statement and Prospectus. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-148263) under the Securities Act of 1933, as amended (the “Securities Act”), and the published rules and regulations thereunder (the “Rules and Regulations”) adopted by the Commission, including a base prospectus relating thereto (the “Base Prospectus”), and such amendments and supplements thereto as may have been required to the date of this Agreement. Such registration statement, at any given time, including amendments thereto to such time, the exhibits and any schedules thereto at such time, the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act at such time and the documents and information otherwise deemed to be a part thereof or included therein by Rule 430B under the Securities Act or otherwise pursuant to the Rules and Regulations at such time, is herein called the “Registration Statement.” If the Company files an abbreviated registration statement to register additional Shares pursuant to Rule 462(b) under the Rules and Regulations (the “462(b) Registration Statement”), then any reference herein to the Registration Statement shall also be deemed to include such

462(b) Registration Statement, as amended from time to time. The Registration Statement at the time it originally became effective is herein called the “Initial Registration Statement.”
     The Company proposes to file with the Commission pursuant to Rule 424 under the Securities Act a final prospectus supplement to the Base Prospectus relating to the Shares, the form in which it shall be filed with the Commission pursuant to Rule 424(b) (including the Base Prospectus as so supplemented) is hereinafter called the “Prospectus.” Any preliminary form of Prospectus or prospectus subject to completion which is filed or used in the Offering prior to filing of the Prospectus (including the Base Prospectus as so supplemented) is hereinafter called a “Preliminary Prospectus.”
     Unless otherwise stated herein, any reference herein to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or before the last to occur of the time the Registration Statement became effective with respect to the Placement Agents pursuant to Rule 430B under the Securities Act (the “Effective Time”), the date of the Preliminary Prospectus (if any), or the date of the Prospectus, and any reference herein to the terms “amend,” “amendment,” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any document filed under the Exchange Act after the Effective Time, the date of such Preliminary Prospectus or the date of the Prospectus, as the case may be, which is incorporated therein by reference.
     3. Representations and Warranties of the Company. (a) The Company represents and warrants to, and agrees with, the Placement Agents and the Investors as follows:
          (i) Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus (as defined below) has been issued by the Commission, and each Preliminary Prospectus, at the time of filing or the time of first use within the meaning of the Rules and Regulations, conformed in all material respects to the requirements of the Securities Act and the Rules and Regulations, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the foregoing shall not apply to statements in or omissions from any Preliminary Prospectus made in reliance upon, and in conformity with, information relating to the Placement Agents furnished in writing to the Company by the Placement Agents, expressly for use in the preparation thereof, which information the parties hereto agree is limited to the Placement Agents’ Information (as defined in Section 8).
          (ii) Registration Statement. The Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto have been declared effective by the Commission under the Securities Act or have become effective pursuant to Rule 462 under the Rules and Regulations. The Company has responded to all requests, if any, of the Commission for additional or supplemental information with respect to the Registration Statement, any Rule 462(b) Registration Statement or any post-effective amendment thereto. No stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the best knowledge of the Company, are contemplated or threatened by the Commission.
          (iii) Compliance with Securities Act Requirements. Each of the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto, at the time it became effective (including each deemed Effective Time), conformed and will conform in all material respects with the applicable requirements and provisions of the Securities Act, the Rules and Regulations and the Exchange Act and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; except that the foregoing shall not apply to statements in or omissions from the Registration Statement, any Rule 462(b) Registration Statement, or any post-effective amendment thereto, or any amendments or supplements thereto, made in reliance upon, and in conformity with, information relating to the Placement Agents furnished in writing to the Company by the Placement Agents, expressly for use in the preparation thereof, which information the parties hereto agree is limited to the Placement Agents’ Information.
          (iv) Contents of Prospectus. The Prospectus, as amended or supplemented, as of its date, or the time of first use within the meaning of the Rules and Regulations, and at the Closing Date, conformed and will conform in all material respects with the applicable requirements and provisions of the Securities Act and the Rules and Regulations and did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the foregoing shall not apply to statements in or omissions from the Prospectus, or any amendments or supplements thereto, made in reliance upon, and in conformity with, information relating to the Placement Agents furnished in writing to the Company by the Placement Agents, expressly for use in the preparation thereof, which information the parties hereto agree is limited to the Placement Agents’ Information.
          (v) Incorporated Documents. Each of the documents incorporated by reference in the Registration Statement and the Prospectus, when they became effective or were filed with the Commission, as the case may be, complied in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and did not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
          (vi) Not an Ineligible Issuer. (1) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Shares and (2) as of the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Securities Act, (without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer), nor an “excluded issuer” as defined in Rule 164 under the Securities Act.
          (vii) Time of Sale Disclosure Package. As of the Time of Sale (as defined below), neither (A) the Issuer General Free Writing Prospectus(es) (as defined below) issued at or prior to the Time of Sale, the Statutory Prospectus (as defined below) and the information included on Schedule II hereto, all considered together (collectively, the “Time of Sale Disclosure Package”), nor (B) any individual Issuer Limited-Use Free Writing Prospectus (as defined below), when considered together with the Time of Sale Disclosure Package, included as of the Time of Sale any untrue statement of a material fact or omits or omitted as of the Time of Sale to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Statutory Prospectus included in the Registration Statement or any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by the Placement Agents specifically for use therein, which information the parties hereto agree is limited to the Placement Agents’ Information. As used in this paragraph and elsewhere in this Agreement:

          (1) “Time of Sale” means 6:00 PM (New York City time) on the date of this Agreement.
          (2) “Statutory Prospectus” means the Preliminary Prospectus, if any, and the Base Prospectus, each as amended and supplemented immediately prior to the Time of Sale, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof. For purposes of this definition, information contained in a form of prospectus that is deemed retroactively to be a part of the Registration Statement pursuant to Rule 430B under the Securities Act shall be considered to be included in the Statutory Prospectus as of the actual time that form of prospectus is filed with the Commission pursuant to Rule 424(b) under the Securities Act.
          (3) “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act, relating to the Shares that (A) is required to be filed with the Commission by the Company, or (B) is exempt from filing pursuant to Rule 433(d)(5)(i) under the Securities Act because it contains a description of the Shares or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Securities Act.
          (4) “Issuer General Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule III hereto.
          (5) “Issuer Limited-Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Free Writing Prospectus.
          (viii) Conflict with Registration Statement. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the Prospectus Delivery Period or until any earlier date that the Company notified or notifies the Placement Agents as described in Section 4(d), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, any Statutory Prospectus or the Prospectus. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished in writing to the Company by the Placement Agents expressly for use therein, which information the parties hereto agree is limited to the Placement Agents’ Information.
          (ix) Free Writing Prospectuses. Each Issuer Free Writing Prospectus satisfied, as of its issue date, all other applicable conditions to use thereof as set forth in Rules 164 and 433 under the Securities Act.
          (x) Distributed Materials. The Company has not distributed and will not distribute any prospectus or other offering material in connection with the Offering other than any Preliminary Prospectus, the Time of Sale Disclosure Package or the Prospectus or other materials, if any, permitted under the Securities Act to be distributed by the Company; provided, however, that, except as set forth on Schedule III, the Company has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Securities Act, except in accordance with the provisions of Section 4(q) of this Agreement.

          (xi) Financial Statements. The financial statements of the Company, together with the related notes, set forth or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act and fairly present the financial condition of the Company as of the dates indicated and the results of operations and changes in cash flows for the periods therein specified in conformity with U.S. generally accepted accounting principles consistently applied throughout the periods involved (in the case of unaudited interim financial statements, subject to normal year-end adjustments and the exclusion of footnotes); and the supporting schedules included in the Registration Statement present fairly the information required to be stated therein. No other financial statements or schedules are required to be included in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus.
          (xii) Independent Accountants. To the Company’s knowledge, Odenberg, Ullakko, Muranishi & Co. LLP (“OUM”), which has expressed its opinion with respect to the financial statements and schedules filed as a part of, or incorporated by reference in, the Registration Statement and included or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, is an independent public accounting firm within the meaning of the Securities Act and the Rules and Regulations and such accountants are not in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”).
          (xiii) Organization. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation. The Company has full corporate power and authority to own its properties and to conduct its business as currently being conducted and as described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, and is duly qualified to do business as a foreign corporation in good standing in each jurisdiction in which it owns or leases real property or in which the conduct of its business requires such qualification except where the failure to be so qualified would not have a material adverse effect upon the business, prospects, properties, operations, condition (financial or otherwise) or results of operations of the Company, taken as a whole (“Material Adverse Effect”).
          (xiv) Absence of Material Changes. Except as contemplated in the Time of Sale Disclosure Package and in the Prospectus, subsequent to the respective dates as of which information is given in the Time of Sale Disclosure Package, the Company has not incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock; and there has not been any change in the capital stock (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants or sale of shares pursuant to the Company’s employee stock purchase plan existing on the date hereof), or any material change in the short-term or long-term debt, or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock, of the Company (other than grants of stock options or other equity awards pursuant to the Company’s equity incentive plan or employee stock purchase plan existing on the date hereof), or any material adverse change in the general affairs, condition (financial or otherwise), business, prospects, property, operations or results of operations of the Company, taken as a whole (“Material Adverse Change”).
          (xv) Legal Proceedings. Except as set forth in the Time of Sale Disclosure Package and in the Prospectus, there is not pending or, to the knowledge of the Company, threatened or contemplated, any action, suit or proceeding to which the Company is a party or of which any property or assets of the Company is the subject before or by any court or governmental agency, authority or body, or any arbitrator, which, individually or in the aggregate, would reasonably be likely to result in a Material Adverse Change.
          (xvi) Contracts. There are no statutes or regulations applicable to the Company or contracts or documents to which the Company is a party or which it is aware that are required to be described in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus or be filed as exhibits to the Registration Statement by the Securities Act or by the Rules and Regulations that have not been so described or filed.
          (xvii) Due Authorization and Enforceability. The Company has full power and authority to enter into this Agreement and to authorize, issue and sell the Shares as contemplated by this Agreement. This Agreement has been duly authorized, executed and delivered by the Company, and constitutes a valid, legal and binding obligation of the Company, enforceable in accordance with its terms, except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity.
          (xviii) No Conflict. The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions herein contemplated by the Company will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (A) any statute or any order, rule, regulation or decree of any court or governmental agency or body having jurisdiction over the Company or any of its properties, (B) any agreement or instrument to which the Company is a party or by which it is bound or to which any of its property is subject, or (C) the Company’s charter or by-laws, except, as it pertains to clauses (A) and (B), as would not individually or in the aggregate reasonably be expected to result in a Material Adverse Change.
          (xix) No Consents Required. Except for the registration of the Shares under the Securities Act and the Exchange Act, including as may be required with respect to the quotation of the Shares on the OTC Bulletin Board, or as may be required under state securities or blue sky laws in connection with the Offering or as may be required under the rules and regulations of the Financial Industry Regulatory Authority (“FINRA”) or that would not have a Material Adverse Effect, no consent, approval, authorization or order of, or filing with, any court or governmental administrative or regulatory agency or body is required for the execution, delivery and performance of this Agreement by the Company or for the consummation of the transactions contemplated hereby by the Company.
          (xx) Capitalization. All of the issued and outstanding shares of capital stock of the Company, including the outstanding shares of Common Stock, are duly authorized and validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities that have not been waived in writing or satisfied. As of the respective times indicated therein, the Company had an authorized and outstanding capitalization as set forth in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus. The capital stock of the Company, including the Common Stock, conforms to the description thereof in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus. Except as described in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus, there are no options, warrants, agreements, contracts or other rights in existence to purchase or acquire from the Company any shares of the capital stock of the Company.
          (xxi) The Shares. The Shares which may be sold hereunder by the Company have been duly authorized and, when issued, delivered and paid for in accordance with the terms of this Agreement and the Subscription Agreements, will have been validly issued and will be fully paid and nonassessable, and will conform to the description thereof contained in the Time of Sale Disclosure Package and the Prospectus.
          (xxii) Preemptive Rights. Except as otherwise stated in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus, there are no statutory or contractual preemptive rights or other rights to subscribe for or to purchase, any shares of Common Stock pursuant to the Company’s charter, by-laws or any agreement or other instrument to which the Company is a party or by which the Company is bound.
          (xxiii) Registration Rights. Neither the filing of the Registration Statement nor the offering or sale of the Shares as contemplated by this Agreement gives rise to any rights for or relating to the registration of any shares of Common Stock or other securities of the Company which have not been waived.
          (xxiv) Lock-Up Agreements. The Company has received and caused to be delivered to the Placement Agents copies of the executed Lock-Up Agreements, substantially in the form of Exhibit B hereto (the “Lock-Up Agreement”) executed by each person listed on Exhibit C hereto, and such Lock-Up Agreements shall be in full force and effect on the Closing Date.
          (xxv) Permits. The Company holds, and is operating in compliance in all material respects with, all franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders of any governmental or self-regulatory body required for the conduct of its business and all such franchises, grants, authorizations, licenses, permits, easements, consents, certifications and orders are valid and in full force and effect; and the Company is in compliance in all material respects with all applicable federal, state, local and foreign laws, regulations, orders and decrees.
          (xxvi) Good Title to Property. The Company has good and marketable title in fee simple to all real property and good and marketable title to all personal property described in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus as being owned by it other than Intellectual Property, which is covered by Section 3(xxvii) hereof, in each case free and clear of all liens, claims, security interests, other encumbrances or defects except such as are described in the Time of Sale Disclosure Package and in the Prospectus, except, in each case, where the failure to do so would not reasonably be expected to result in a Material Adverse Change. Any real property held under lease by the Company are held by it under valid, subsisting and enforceable leases with only such exceptions with respect to any particular lease as are not material and do not interfere in any material respect with the use made and proposed to be made of such property by the Company.
          (xxvii) Intellectual Property. Except as described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, the Company owns, possesses or can acquire on reasonable terms all Intellectual Property (as defined below) or rights thereto necessary for the conduct of the business of the Company as described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus as now conducted, except to the extent such failure to own, possess or acquire such Intellectual Property would not result, individually or in the aggregate, in a Material Adverse Change. Except as disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus or as would not be reasonably likely to result, individually or in the aggregate, in a Material Adverse Change (A) there is no infringement, misappropriation or violation by third parties of any such Intellectual Property, except as such infringement, misappropriation or violation would not result in a Material Adverse Change; (B) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the rights of the Company in or to any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim, that would, individually or in the aggregate, together with any other claims in this section (xxvii) result in a Material Adverse Change; (C) the Intellectual Property owned by the Company and, to the knowledge of the Company, the Intellectual Property licensed to the Company has not been adjudged by a court of competent jurisdiction invalid or unenforceable, in whole or in part, and there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim that would, individually or in the aggregate, together with any other claims in this section (xxvii) result in a Material Adverse Change; (D) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company infringes, misappropriates or otherwise violates any Intellectual Property or other proprietary rights of others, the Company has not received any written notice of such claim and the Company is unaware of any other facts which would form a reasonable basis for any such claim that would, individually or in the aggregate, together with any other claims in this section (xxvii) result in a Material Adverse Change; and (E) to the Company’s knowledge, no employee of the Company is in or has ever been in violation in any material respect of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, or nondisclosure agreement or with a former employer where the basis of such violation relates to such employee’s employment with the Company, or actions undertaken by the employee while employed with the Company and could reasonably be expected to result, individually or in the aggregate, in a Material Adverse Change. To the Company’s knowledge, all material technical information developed by and belonging to the Company which has not been patented has been kept confidential or has only been disclosed subject to confidentiality obligations which, to the Company’s knowledge, have not been materially breached. The Company is not a party to or bound by any options, licenses or agreements with respect to the Intellectual Property that are required to be set forth in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus and are not described therein. The term “Intellectual Property” as used herein means all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property. The term “to the Company’s knowledge” and “to the knowledge of the Company” and any similar terms used in this Section 3(xxvii) herein refer to the knowledge of the members of the Company’s Board of Directors and all of the Company’s officers.
          (xxviii) No Violation. The Company is not (A) in violation of its charter or by laws or (B) in material breach of or otherwise in material default, and no event has occurred which, with notice or lapse of time or both, would constitute such a default in the performance of any material obligation, agreement or condition contained in any bond, debenture, note, indenture, loan agreement or any other material contract, lease or other instrument to which it is subject or by which it may be bound, or to which any of the material property or assets of the Company is subject.
          (xxix) Taxes. The Company has timely filed (or requested in good faith an extension to the filing of) all federal, state, local and foreign income and franchise tax returns required to be filed and is not in default in the payment of any taxes which were payable pursuant to said returns or any assessments with respect thereto, other than any which the Company is contesting in good faith.
          (xxx) Trading Market; Exchange Act Registration. The Common Stock is quoted on the OTC Bulletin Board and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or terminating the quotation of the Common Stock on the OTC Bulletin Board nor has the Company received any notification that the Commission, the OTC Bulletin Board or FINRA is contemplating terminating such registration or quotation. The Company has complied in all material respects with the applicable requirements of the OTC Bulletin Board for maintenance of inclusion of the Common Stock thereon.
          (xxxi) Subsidiaries. Except for Aradigm Limited, the Company does not own, directly or indirectly, any material amount of capital stock or other material equity or ownership or proprietary interest in any corporation, partnership, association, trust or other entity.
          (xxxii) Accounting Controls. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. generally accepted accounting principles and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus, since January 1, 2008, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.
          (xxxiii) Broker’s Fee. Except as set forth on Schedule IV attached hereto or as otherwise contemplated by this Agreement, the Company has not incurred any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.
          (xxxiv) Insurance. The Company carries, or is covered by, insurance in such amounts and covering such risks as is customary for companies engaged in similar businesses in similar industries.
          (xxxv) Investment Company. The Company is not and, after giving effect to the offering and sale of the Shares, will not be an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended, and will not be an entity “controlled” by an “investment company” within the meaning of such Act.
          (xxxvi) Use of Form S-3. As of the date the Initial Registration Statement was filed and as of the date hereof, the Company satisfied and, as of the Closing Date, the Company will satisfy, the conditions for use of Form S-3 applicable to the Offering, set forth in the General Instructions thereto.
          (xxxvii) Sarbanes-Oxley. The Company and, to the knowledge of the Company, its directors and officers, in their capacities as such, are in compliance with all applicable provisions of the Sarbanes-Oxley Act and the rules and regulations of the Commission thereunder.
          (xxxviii) Disclosure Controls. The Company has established and maintains “disclosure controls and procedures” (as defined in Rules 13a-15 and 15d-15 under the Exchange

Act) and such controls and procedures are effective in ensuring that material information relating to the Company is made known to the principal executive officer and the principal financial officer of the Company. The Company has utilized such controls and procedures in preparing and evaluating the disclosures in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus.
          (xxxix) No Price Stabilization. Neither the Company nor, to the Company’s knowledge, any of its officers, directors, affiliates or controlling persons has taken, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in, or which has constituted or which might reasonably be expected to constitute the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.
          (xl) No Labor Disputes. No labor problem or dispute with the employees of the Company exists, or, to the Company’s knowledge, is threatened or imminent, which would reasonably be expected to result in a Material Adverse Change. The Company is not aware that any key employee or significant group of employees of the Company plans to terminate employment with the Company.
          (xli) Defined Benefit Plans. The Company has not maintained or contributed to a defined benefit plan as defined in Section 3(35) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). No plan maintained or contributed to by the Company that is subject to ERISA (an “ERISA Plan”) (or any trust created thereunder) has engaged in a “prohibited transaction” within the meaning of Section 406 of ERISA or Section 4975 of the Code that could subject the Company to any material tax penalty on prohibited transactions and that has not adequately been corrected. Each ERISA Plan is in compliance in all material respects with all reporting, disclosure and other requirements of the Code and ERISA as they relate to such ERISA Plan, except for any noncompliance which would not result in the imposition of a material tax or monetary penalty. With respect to each ERISA Plan that is intended to be “qualified” within the meaning of Section 401(a) of the Code, either (i) a determination letter (or opinion letter, if applicable) has been issued by the Internal Revenue Service stating that such ERISA Plan and the attendant trust are qualified thereunder, or (ii) the remedial amendment period under Section 401(b) of the Code with respect to the establishment of such ERISA Plan has not ended and a determination letter application will be filed with respect to such ERISA Plan prior to the end of such remedial amendment period. The Company has never completely or partially withdrawn from a “multiemployer plan,” as defined in Section 3(37) of ERISA.
          (xlii) Compliance with Environmental Laws. The Company (a) is in compliance with any and all applicable foreign, federal, state and local laws, orders, rules, regulations, directives, decrees and judgments relating to the use, treatment, storage and disposal of hazardous or toxic substances or waste and protection of human health and safety or the environment which are applicable to its businesses (“Environmental Laws”), (b) has received and is in compliance with all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business; and (c) has not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except in the case of subsections (a), (b) and (c) of this Section 3(a)(xlii) as would not, individually or in the aggregate, have a Material Adverse Effect.

          (xliii) No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company on the one hand and the directors, officers, stockholders, customers or suppliers of the Company or any of its affiliates on the other hand, which is required to be described in the Registration Statement, in the Time of Sale Disclosure Package and the Prospectus or a document incorporated by reference therein and which has not been so described.
          (xliv) Forward-Looking Statements. No forward-looking statements (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in either the Time of Sale Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.
          (xlv) Minute Books. The minute books of the Company representing all existing records of all meetings and actions of the board of directors (including, Audit, Compensation and Nomination/Corporate Governance Committees) and stockholders of the Company since January 1, 2007 (collectively, the “Corporate Records”) through the date of the latest meeting and action have been made available to the Placement Agents or counsel for the Placement Agents. All such Corporate Records are complete and accurately reflect, in all material respects, all transactions referred to in such Corporate Records.
          (xlvi) Foreign Corrupt Practices. Neither the Company nor, to the Company’s knowledge, any other person associated with or with the authority to act on behalf of the Company, including without limitation any director, officer, agent or employee of the Company has, directly or indirectly, while acting on behalf of the Company (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity or failed to disclose fully any contribution in violation of law, (ii) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof, (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payments.
          (xlvii) Statistical or Market-Related Data. Any statistical, industry-related and market-related data included or incorporated by reference in the Registration Statement, a Statutory Prospectus, the Time of Sale Disclosure Package or the Prospectus, are based on or derived from sources that the Company reasonably and in good faith believes to be reliable and accurate, and such data agree with the sources from which they are derived.
          (xlviii) Money Laundering Laws. The operations of the Company are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all governmental bodies or regulatory agencies having jurisdiction over the Company, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency with jurisdictions over the Company (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending, or to the knowledge of the Company, threatened against the Company.
          (xlix) OFAC. None of the Company or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company, is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department

(“OFAC”); and the Company will not directly or indirectly use the proceeds of the Offering, or lend, contribute or otherwise make available such proceeds to any person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
          (l) FINRA Affiliations. Neither the Company nor, to the Company’s knowledge, any of its affiliates (within the meaning of Rule 2720(b)(1)(a)) of the FINRA Manual) directly or indirectly controls, is controlled by, or is under common control with, or is an associated person of, any member firm of FINRA.
          (li) Audit Committee. The Company’s Board of Directors has validly appointed an audit committee whose composition satisfies the requirements of Section 10A-3 of the Exchange Act and the Company’s Board of Directors and/or the audit committee has adopted a charter that satisfies the requirements of Section 10A-3 of the Exchange Act.
          (lii) Shareholder Approval. Assuming the accuracy of the representations of the Investors in the Subscription Agreements, no approval of the shareholders of the Company under the rules and regulations of the OTC Bulletin Board is required for the Company to issue and deliver to the Investors the Shares.
          (liii) Clinical Studies. The clinical trials, pre-clinical trials and other studies and tests conducted by or on behalf of or sponsored by the Company that are described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus were and, if still pending, are being conducted in material compliance with all applicable federal, state or foreign statutes, laws, rules and regulations (including, without limitation, those administered by the United States Food and Drug Administration (the “FDA”) or by any foreign, federal, state or local governmental or regulatory authority performing functions similar to those performed by the FDA and current Good Laboratory and Good Clinical Practices) and in accordance with experimental protocols, procedures and controls pursuant to, where applicable, accepted professional scientific methods. The descriptions in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus of the results of such studies, tests and trials are accurate and complete in all material respects and fairly present the published data derived from such studies, tests and trials. Except to the extent disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, the Company is not aware of any studies, tests or trials, the results of which the Company believes reasonably call into question the study, test or trial results described in or referred to in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus when viewed in the context in which such results are described and the clinical state of development. The Company has not received any notices or other correspondence from the FDA or any other foreign, federal, state or local governmental or regulatory authority performing functions similar to those performed by the FDA with respect to any ongoing clinical or pre-clinical studies or tests requiring the termination, suspension or material modification of such studies, tests or preclinical or clinical trials.
          (b) Any certificate signed by any officer of the Company and delivered to the Placement Agents or to counsel for the Placement Agents in connection with the Offering shall be deemed a representation and warranty by the Company to the Placement Agents as to the matters covered thereby.

     4. Covenants. The Company covenants and agrees with the Placement Agents as follows:
          (a) Filing of Prospectuses. During the period beginning on the date hereof and ending on the later of the Closing Date or such date as the Prospectus is no longer required by law to be delivered (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act is no longer required to be provided), in connection with the Offering by any Placement Agent or dealer (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement in connection with the Offering (including any Rule 462(b) Registration Statement), the Time of Sale Disclosure Package or the Prospectus, the Company shall furnish to the Placement Agents for review a copy of each such proposed amendment or supplement, and the Company shall not file any such proposed amendment or supplement to which the Placement Agents or counsel to the Placement Agents reasonably objects.
          (b) Filing of Amendments. After the date of this Agreement, if in connection with the Offering, the Company shall promptly advise the Placement Agents in writing (i) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (ii) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any Preliminary Prospectus, the Time of Sale Disclosure Package or the Prospectus, (iii) of the time and date that any post-effective amendment to the Registration Statement becomes effective and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of any order preventing or suspending its use or the use of any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Common Stock from any securities exchange upon which it is listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes. If the Commission shall enter any such stop order at any time, the Company will use its reasonable best efforts to obtain the lifting of such order at the earliest possible moment. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b), 430A and 430B, as applicable, under the Securities Act and will use its reasonable efforts to confirm that any filings made by the Company under Rule 424(b), Rule 433 or Rule 462 were received in a timely manner by the Commission (without reliance on Rule 424(b)(8) or Rule 164(b)).
          (c) Continued Compliance with Securities Laws. (A) During the Prospectus Delivery Period, the Company will comply as far as it is reasonably able with all applicable requirements imposed upon it by the Securities Act, as now and hereafter amended, and by the Rules and Regulations, as from time to time in force, and by the Exchange Act so far as necessary to permit the continuance of sales of or dealings in the Shares as contemplated by the provisions hereof, the Time of Sale Disclosure Package and the Prospectus. If during such period any event occurs as a result of which the Prospectus (or if the Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary or appropriate in the good faith opinion of the Company or its counsel or the Placement Agents or counsel to the Placement Agents to amend the Registration Statement or supplement the Prospectus (or, if the Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) to comply with the Securities Act or to file under the Exchange Act any document which would be deemed to be incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, the Company will promptly notify the Placement Agents (and the Placement Agents agree to cease any such use promptly upon such notification) and the Company will use reasonable best efforts to amend the Registration Statement or supplement the Prospectus (or, if the Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) or file such document (at the expense of the Company) so as to correct such statement or omission or effect such compliance.
          (d) Conflicting Issuer Free Writing Prospectus. If at any time following issuance of an Issuer Free Writing Prospectus in connection with the Offering there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, the Statutory Prospectus or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Company promptly will notify the Placement Agents (and the Placement Agents agree to cease any such use promptly upon such notification) and the Company will amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.
          (e) Blue Sky Laws. The Company shall take or cause to be taken all necessary action to qualify the Shares for sale under the securities laws of such jurisdictions as the Placement Agents may reasonably designate and to continue such qualifications in effect so long as required for the distribution of the Shares, except that the Company shall not be required in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process in any state or jurisdiction.
          (f) Delivery of Copies. The Company will furnish (which may be satisfied by filing with the Commission’s EDGAR System) to the Placement Agents and counsel for the Placement Agents copies of the Registration Statement, each Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus, and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Placement Agents may from time to time reasonably request.
          (g) Earnings Statement. The Company will make generally available to its security holders as soon as practicable, but in any event not later than 16 months after the end of the Company’s current fiscal quarter, an earnings statement (which need not be audited) covering a 12-month period that shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 of the Rules and Regulations.
          (h) Costs and Expenses. The Company, whether or not the Offering is consummated or this Agreement is terminated, will pay or reimburse if paid by the Representative all costs and expenses incident to the performance of the obligations of the Company under this Agreement and in connection with the transactions contemplated hereby, including but not limited to costs and expenses of or relating to (i) the preparation, printing, filing, delivery and shipping of the Registration Statement, any Issuer Free Writing Prospectus, each Statutory Prospectus, the Time of Sale Disclosure Package and the Prospectus, and any amendment or supplement to any of the foregoing (including costs of mailing and shipment), (ii) the registration, issue, sale and delivery of the Shares including any stock or transfer taxes and stamp or similar duties payable upon the sale, issuance or delivery of the Shares and the printing, delivery, and shipping of the certificates representing the Shares, (iii) the registration or qualification of the Shares for offer and sale under the securities or blue sky laws of such jurisdictions designated pursuant to Section 4(e), and, if reasonably requested by the Representative, the preparation and printing and furnishing of copies of any blue sky surveys to the Placement Agents, (iv) the fees and expenses of any transfer agent or registrar for the Shares, (v) any filings required to be made by the Placement Agents or the Company with FINRA (including all COBRADesk fees), (vi) fees, disbursements and other charges of counsel to the Company, (vii) fees, if any, for the quotation of the Shares on the OTC Bulletin Board, (viii) fees and disbursements of the Company’s auditor incurred in delivering the letter(s) described in Section 5(l) and (m) of this Agreement, (ix) fees of the Escrow Agent as set forth in the Escrow Agreement, (x) fees, disbursements and other charges of counsel to the Representative and (xi) the reasonable and documented costs and expenses of the Company and the Representative in connection with the marketing of the offering and the sale of the Shares to prospective investors or in contemplation of performing their obligations hereunder including, but not limited to, those related to any presentations or meetings undertaken in connection therewith including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged with the written consent of the Company in connection with the road show presentations, travel, lodging and other expenses incurred by the officers of the Company, any such consultants or the Representative, the cost of any aircraft or other transportation chartered in connection with the road show, and printing, postage, facsimile and telephone charges. Notwithstanding the foregoing, in no event shall the Company be obligated to reimburse the Representative pursuant to this Section 4(h) in an amount in excess of 1% of the gross proceeds from the sale of the Shares. The cost and expense payment and reimbursement obligations contained in this Section 4(h) supersede any similar payment or reimbursement obligations contained in prior agreements between the Company and any Placement Agent.
          (i) Use of Proceeds. The Company will apply the net proceeds from the sale of the Shares to be sold by it hereunder for the purposes set forth in the Time of Sale Disclosure Package and in the Prospectus.
          (j) Lock-Up Period. The Company will not, without the prior written consent of the Representative, from the date of execution of this Agreement and continuing to and including the date 90 days after the date of the Prospectus (the “Lock-Up Period”) offer for sale; sell, contract to sell, pledge, grant any option for the sale of, enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company, or otherwise issue or dispose of, directly or indirectly (or publicly disclose the intention to make any such offer, sale, pledge, grant, issuance or other disposition), any Common Stock or any securities convertible into or exchangeable for, or any options or rights to purchase or acquire, Common Stock, except (i) to the Investors pursuant to this Agreement and the Subscription Agreements and (ii) the issuance of any equity awards (including the issuance of Common Stock upon exercise or settlement of such equity awards) pursuant to the Company’s stock option plan and employee stock purchase plan as such plans are in existence on the date hereof. If (1) the Company issues an earnings release or material news or a material event relating to the Company occurs during the last seventeen (17) days of the Lock-Up Period, or (2) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the sixteen (16)-day period beginning on the last day of the Lock-Up Period, then the restrictions in this Section 4(j), unless otherwise waived by the Representative in writing, shall continue to apply until the expiration of the eighteen (18)-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. The Company will provide the Placement Agents with prior notice of any such announcement that gives rise to the extension of the Lock-Up Period.
          (k) [Reserved].
          (l) Stabilization. The Company will not take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in, or which has constituted, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares in violation of the Rules and Regulations.
          (m) Public Communications. Before the opening of trading on the OTC Bulletin Board on the next trading day after the date of this Agreement, the Company shall issue a press release

(the “Press Release”) reasonably acceptable to the Representative disclosing the execution of this Agreement, the Subscription Agreements and the transactions contemplated hereby and thereby. Prior to the Closing Date, the Company will not issue any press release or other communication directly or indirectly or hold any press conference with respect to the Company, its condition, financial or otherwise, or the earnings, business, operations or prospects, or the offering of the Shares (except for routine oral marketing communications in the ordinary course of business and consistent with the past practices of the Company and of which the Placement Agents are notified), without the prior consent of the Representative, unless in the reasonable judgment of the Company and its counsel, and after notification to the Placement Agents, such press release or communication is required by law or applicable stock exchange, in which case the Company shall use its reasonable best efforts to allow the Placement Agents reasonable time to comment on such release or other communication in advance of such issuance.
          (n) Broker’s Fee. Except as set forth on Schedule IV attached hereto or as otherwise contemplated by this Agreement, the Company will not incur any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.
          (o) Disclosure Controls. During the Prospectus Delivery Period, the Company will maintain such controls and other procedures, including without limitation those required by Sections 302 and 906 of the Sarbanes-Oxley Act and the applicable regulations thereunder, that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive officer and its principal financial officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure, to ensure that material information relating to Company is made known to it by others within the Company.
          (p) Sarbanes-Oxley. During the Prospectus Delivery Period, the Company will comply with all effective applicable provisions of the Sarbanes-Oxley Act.
          (q) Issuer Free Writing Prospectuses. The Company represents and agrees that, unless it obtains the prior written consent of the Placement Agents, and each Placement Agent represents and agrees that, unless they obtain the prior written consent of the Company, it has not made and will not make any offer relating to the Shares that would constitute an “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405 under the Securities Act, required to be filed with the Commission; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the free writing prospectuses included in Schedule III. Any such free writing prospectus consented to by the Company and the Placement Agents is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping.
          (r) Transfer Agent. The Company shall engage and maintain, at its expense, a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Shares.

     5. Conditions of Placement Agents’ Obligations. The obligations of the Placement Agents hereunder and the Investors under the Subscription Agreements are subject to the following conditions (unless waived by the Placement Agents):
          (a) Filings with Commission. If filing of the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, is required under the Securities Act or the Rules and Regulations, the Company shall have filed the Prospectus (or such amendment or supplement) or such Issuer Free Writing Prospectus with the Commission in the manner and within the time period so required (without reliance on Rule 424(b)(8) or Rule 164(b)).
          (b) Abbreviated Registration Statement. If the Company has elected to rely upon Rule 462(b), the registration statement filed under Rule 462(b) shall have become effective under the Securities Act by 10:00 PM, New York City time, on the date of this Agreement.
          (c) No Stop Orders. The Registration Statement shall remain effective; no stop order suspending the effectiveness of the Registration Statement or any part thereof, any Rule 462(b) Registration Statement, or any amendment thereof, nor suspending or preventing the use of the Time of Sale Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus shall have been issued; no proceedings for the issuance of such an order shall have been initiated or threatened; any request of the Commission for additional information (to be included in the Registration Statement, the Time of Sale Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus or otherwise) shall have been complied with to the Placement Agents’ satisfaction.
          (d) No FINRA Objection. FINRA shall have raised no objection to the fairness and reasonableness of the placement agency terms and arrangements.
          (e) Contents of Registration Statement. The Placement Agents shall not have advised the Company in good faith that the Registration Statement, the Time of Sale Disclosure Package or the Prospectus, or any amendment thereof or supplement thereto, or any Issuer Free Writing Prospectus, contains an untrue statement of fact which, in the Placement Agents’ good faith opinion, is material, or omits to state a fact which, in the Placement Agents’ good faith opinion, is material and is required to be stated therein or necessary to make the statements therein not misleading.
          (f) Action Preventing Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body of competent jurisdiction which would, as of the Closing Date, prevent the issuance or sale of the Shares; and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance or sale of the Shares.
          (g) Objection of Placement Agents. No Prospectus or amendment or supplement to the Registration Statement shall have been filed to which the Placement Agents shall have objected in writing, which objection shall not be unreasonable.
          (h) Representations and Warranties. Each of the representations and warranties of the Company contained herein shall be true and correct in all material respects (except for those representations and warranties which are qualified as to materiality, in which case, such representations and warranties are true and correct in all respects) when made and on and as of the Closing Date, as if made on such date (except that those representations and warranties that address matters only as of a particular date shall remain true and correct as of such date), and all covenants and agreements herein contained to be performed on the part of the Company and all conditions herein contained to be fulfilled or complied with by the Company at or prior to the Closing Date shall have been duly performed, fulfilled or complied with.

          (i) Absence of Material Change. Except as contemplated in the Time of Sale Disclosure Package and in the Prospectus, subsequent to the respective dates as of which information is given in the Time of Sale Disclosure Package, the Company shall not have incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock; and there shall not have been any change in the capital stock (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants or sale of shares pursuant to the Company’s employee stock purchase plan existing on the date hereof), or any material change in the short-term or long-term debt, or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock, of the Company (other than grants of stock options or other equity awards pursuant to the Company’s equity incentive plan or employee stock purchase plan existing on the date hereof), or any Material Adverse Change (whether or not arising in the ordinary course of business), or any material loss by strike, fire, flood, earthquake, accident or other calamity, whether or not covered by insurance, incurred by the Company, the effect of which, in any such case described above, in the Placement Agents’ reasonable judgment, makes it impractical or inadvisable to offer or deliver the Shares on the terms and in the manner contemplated in the Time of Sale Disclosure Package and in the Prospectus.
          (j) Opinion of Counsel to the Company . On the Closing Date, there shall have been furnished to the Placement Agents, the opinion of Cooley Godward Kronish LLP, counsel for the Company, dated such Closing Date and addressed to the Placement Agents, in form and substance as agreed between the Company and the Placement Agents. Such counsel shall also have furnished to the Placement Agents a written statement (“Negative Assurances”), addressed to the Placement Agents and dated the Closing Date, in form and substance as agreed between the Company and the Placement Agents.
          (k) Opinion of Counsel to the Placement Agents. On the Closing Date, there shall have been furnished to the Placement Agents, such opinion or opinions from Goodwin Procter LLP, counsel for the Placement Agents, dated such Closing Date and addressed to the Placement Agents, with respect to the validity of the Shares, the Registration Statement, the Time of Sale Disclosure Package, the Prospectus and other related matters as the Placement Agents reasonably may request, and such counsel shall have received such papers and information as they request to enable them to pass upon such matters. Such counsel shall also have furnished to the Placement Agents a written Negative Assurances statement, addressed to the Placement Agents and dated the Closing Date.
          (l) Accountant’s Comfort Letter. On the date hereof, the Placement Agents shall have received a letter dated the date hereof, (the “Comfort Letter”), addressed to the Placement Agents and in form and substance reasonably satisfactory to the Placement Agents and their counsel, from OUM, (i) confirming that they are independent public accountants with respect to the Company within the meaning of the Securities Act and the Rules and Regulations and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Time of Sale Disclosure Package, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters, delivered according to Statement of Auditing Standards No. 72 and Statement of Auditing Standard No. 100 (or successor bulletins), in connection with registered public offerings.
          (m) Bring-Down Letter. At the Closing Date, the Placement Agents shall have received from OUM a letter (the “Bring-Down Letter”), dated the Closing Date, addressed to the Placement Agents and in form and substance reasonably satisfactory to the Placement Agents and their counsel, (i) confirming that they are independent public accountants with respect to the Company within the meaning of the Securities Act and the Rules and Regulations, (ii) stating, as of the date of the Bring-Down Letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Time of Sale Disclosure Package and the

Prospectus, as of a date not more than three days prior to the date of the Bring-Down Letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the Comfort Letter and (iii) confirming in all material respects the conclusions and findings set forth in the Comfort Letter.
          (n) Officer’s Certificate. On the Closing Date, there shall have been furnished to the Placement Agents, a certificate, dated such Closing Date and addressed to the Placement Agents, signed by the chief executive officer and by the chief financial officer of the Company, to the effect that to their actual knowledge:
          (i) The representations and warranties of the Company in this Agreement are true and correct, in all material respects (except for those representations and warranties which are qualified as to materiality, in which case, such representations and warranties are true and correct in all respects), as if made at and as of such Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date;
          (ii) No stop order or other order suspending the effectiveness of the Registration Statement or any part thereof or any amendment thereof or the qualification of the Shares for offering or sale nor suspending or preventing the use of the Time of Sale Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus, has been issued, and no proceeding for that purpose has been instituted or, to the best of their knowledge, is contemplated by the Commission or any state or regulatory body; and
          (iii) The signers of said certificate have carefully examined the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, and any amendments thereof or supplements thereto (including any documents filed under the Exchange Act and deemed to be incorporated by reference into the Time of Sale Disclosure Package and the Prospectus), and
     (A) each part of the Registration Statement, or any amendment thereto, did not contain, when such part of the Registration Statement (or such amendment) became effective, any untrue statement of a material fact and did not omit to state when such part of the Registration Statement (or such amendment) became effective, any material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus, as amended or supplemented, did not include as of its date, or the time of first use within the meaning of the Rules and Regulations, any untrue statement of a material fact and did not omit to state as of its date, or the time of first use within the meaning of the Rules and Regulations, a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.
     (B) neither (1) the Time of Sale Disclosure Package nor (2) any individual Issuer Limited-Use Free Writing Prospectus, when considered together with the Time of Sale Disclosure Package, included as of the Time of Sale any untrue statement of a material fact or omitted as of the Time of Sale, to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading,
     (C) since the Time of Sale, no event has occurred as a result of which it is necessary to amend or supplement the Registration Statement, the Prospectus or the Time of Sale Disclosure Package in order to make the statements therein not untrue or misleading in any material respect, and there has been no document required to be filed under the

Exchange Act that upon such filing would be deemed to be incorporated by reference into the Time of Sale Disclosure Package or into the Prospectus that has not been so filed, and
     (D) except as stated in the Time of Sale Disclosure Package and in the Prospectus, there is not pending, or, to the knowledge of the signers of said certificate, threatened or contemplated, any action, suit or proceeding to which the Company is a party before or by any court or governmental agency, authority or body, or any arbitrator, which could reasonably be expected to result in any Material Adverse Change.
          (o) Secretary’s Certificate. On the Closing Date, the Company shall have furnished to the Placement Agents a Secretary’s Certificate of the Company.
          (p) Lock-Up Agreements. Each executive officer and director of the Company identified on Exhibit C hereto shall have entered into Lock-Up Agreements substantially in the form attached as Exhibit B hereto on or prior to the date hereof, and each such Lock-Up Agreement, or a copy thereof, shall have been delivered to the Placement Agents and shall be in full force and effect at the Time of Sale.
          (q) [Reserved].
          (r) Other Filings with the Commission. The Company shall have prepared and filed with the Commission a Current Report on Form 8-K with respect to the transactions contemplated hereby, including as an exhibit thereto this Agreement and any other documents relating thereto required to be filed with the Commission.
          (s) Subscription Agreements. The Company shall have entered into the Subscription Agreements with each of the Investors, and such agreements shall be in full force and effect on the Closing Date.
          (t) Escrow Agreement. The Company shall have entered into the Escrow Agreement, and such agreement shall be in full force and effect on the Closing Date.
          (u) Additional Documents. Prior to the Closing Date, the Company shall have furnished to the Placement Agents such further information, certificates or documents as they shall have reasonably requested.
          All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are satisfactory in form and substance to the Representative and its counsel.
     6. Indemnification and Contribution.
          (a) Indemnification of the Placement Agents. The Company agrees to indemnify and hold harmless the Placement Agents against any losses, claims, damages or liabilities, joint or several, to which such Placement Agents may become subject, under the Securities Act or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of the Company, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including the information deemed to be a part of the Registration Statement at the time of effectiveness and at any subsequent time pursuant to Rules 430A and 430B of the Rules and Regulations, if applicable, any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, or any amendment or supplement thereto (including any documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus), any Issuer Free Writing Prospectus or in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Common Stock (“Marketing Materials”), including any roadshow or investor presentations made to investors by the Company (whether in person or electronically) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) in whole or in part upon any inaccuracy in the representations and warranties of the Company contained herein; or (iii) in whole or in part upon any failure of the Company to perform its obligations hereunder or under law, and shall reimburse the Placement Agents promptly upon demand for any documented legal fees or other expenses reasonably incurred by the Placement Agents in connection with investigating, or preparing to defend, or defending against, or appearing as a third party witness in respect of, or otherwise reasonably incurred in connection with, any such loss, claim, damage, expense, liability, action, investigation or proceeding, as such fees and expenses are incurred; provided, however, that with respect to clause (i) above the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, including the information deemed to be a part of the Registration Statement at the time of effectiveness and at any subsequent time pursuant to Rules 430A and 430B of the Rules and Regulations, if applicable, any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, or any amendment or supplement thereto (including any documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus), any Issuer Free Writing Prospectus or in any Marketing Materials, in reliance upon and in conformity with written information furnished to the Company by the Placement Agents, specifically for use in the preparation thereof.
          (b) Indemnification of the Company. Each of the Placement Agents, severally but not jointly, will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Placement Agent), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including the information deemed to be a part of the Registration Statement at the time of effectiveness and at any subsequent time pursuant to Rules 430A and 430B of the Rules and Regulations, if applicable, any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, or any amendment or supplement thereto (including any documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus), any Issuer Free Writing Prospectus or in any Marketing Materials, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, including the information deemed to be a part of the Registration Statement at the time of effectiveness and at any subsequent time pursuant to Rules 430A and 430B of the Rules and Regulations, if applicable, any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, or any amendment or supplement thereto (including any documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus), any Issuer Free Writing Prospectus or in any Marketing Materials, in reliance upon and in conformity with written information furnished to the Company by the Placement Agent, specifically for use in the preparation thereof, and shall reimburse the Company promptly upon demand for any documented legal fees or other expenses reasonably incurred by the Company in connection with investigating, or preparing to defend, or defending against, or appearing as a third party witness in respect of, or otherwise reasonably incurred in connection with, any such loss, claim, damage, expense, liability, action, investigation or proceeding, as such fees and expenses are incurred.
          (c) Notice and Procedures. Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have to any indemnified party except to the extent such indemnifying party has been materially prejudiced by such failure. In case any such action shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of the indemnifying party’s election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense of such action but the fees and expenses of such counsel (other than reasonable costs of investigation) shall be at the expense of such indemnified party unless (i) the employment thereof has been specifically authorized in writing by the Company in the case of a claim for indemnification under Section 6(a) or the Placement Agents in the case of a claim for indemnification under Section 6(b) or (ii) such indemnified party shall have been advised by its counsel that there may be one or more legal material defenses available to it which are different from or additional to those available to the indemnifying party; provided, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all such indemnified parties, and the reasonable and documented expenses of such separate counsel shall be borne by the indemnifying party or parties and reimbursed to the indemnified parties as incurred (in accordance with the provisions of Section 6(a) or 6(b) above, as applicable).
          The indemnifying party under this Section 6 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by this Section 6, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could reasonably be expected to have been a party and indemnity was or could reasonably be expected to have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (a) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (b) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.
          (d) Contribution; Limitation on Liability. If the indemnification provided for in this Section 6 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall in lieu of indemnifying such indemnified party contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Placement Agents on the other from the Offering or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Placement Agents on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Placement Agents on the other from the Offering shall be deemed to be in the same proportion as the total net proceeds from the Offering (before deducting expenses) received by the Company bear to the total fees and commissions received by the Placement Agents, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Placement Agents and the parties’ relevant intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Placement Agents agree that it would not be just and equitable if contributions pursuant to this subsection (d) were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this subsection (d). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), the Placement Agents shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares placed by them and distributed to the public were offered to the public exceeds the amount of any damages that such Placement Agents have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Placement Agents’ obligations to contribute as provided in this Section 6(d) are several in proportion to the total placement agency fee received by the Placement Agents and not joint.
          (e) Non-Exclusive Remedies. The obligations of the Company under this Section 6 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Placement Agents within the meaning of the Securities Act; and the obligations of the Placement Agents under this Section 6 shall be in addition to any liability that the Placement Agents may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company (including any person who, with his consent, is named in the Registration Statement as about to become a director of the Company), to each officer of the Company who has signed the Registration Statement and to each person, if any, who controls the Company within the meaning of the Securities Act.
     7. Representations and Agreements to Survive Delivery. The respective indemnities, covenants, agreements, representations, warranties and other statements of the Company and the Placement Agents, as set forth in this Agreement or made by them respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation made by or on behalf of the Placement Agents, the Company, the Investors or any person controlling any of them and shall survive delivery of and payment for the Shares. Notwithstanding any termination of this Agreement, including without limitation any termination pursuant to Section 9, the indemnity and contribution agreements contained in Section 6 and the covenants, representations, warranties set forth in this Agreement shall not terminate and shall remain in full force and effect at all times.
     8. Information Furnished by Placement Agents. The parties hereto acknowledge and agree that, for all purposes of this Agreement, the “Placement Agents’ Information” consists solely of the statements contained in the seventh, eleventh and fifteenth paragraphs under the heading “Plan of Distribution” in the Prospectus.

     9. Termination of this Agreement.
          (a) The Placement Agents shall have the right to terminate this Agreement by giving notice as hereinafter specified at any time at or prior to the Closing Date, without liability on the part of the Placement Agents to the Company, if (i) prior to delivery and payment for the Shares (A) trading in securities generally shall have been suspended on or by the New York Stock Exchange, the NYSE Alternext (formerly known as the American Stock Exchange), the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market or the OTC Bulletin Board, (B) trading in the Common Stock of the Company shall have been suspended on any exchange, in the over-the-counter market or by the Commission, (C) a general moratorium on commercial banking activities shall have been declared by federal or New York state authorities or a material disruption shall have occurred in commercial banking or securities settlement or clearance services in the United States, (D) there shall have occurred any outbreak or material escalation of hostilities or acts of terrorism involving the United States or there shall have been a declaration by the United States of a national emergency or war, (E) there shall have occurred any other calamity or crisis or any material change in general economic, political or financial conditions in the United States or elsewhere, if the effect of any such event specified in clause (D) or (E), in the good faith judgment of the Placement Agents, is material and adverse and makes it impractical or inadvisable to proceed with the completion of the sale of and payment for the Shares on the Closing Date on the terms and in the manner contemplated by this Agreement, the Time of Sale Disclosure Package and the Prospectus, (ii) since the time of execution of this Agreement or the earlier respective dates as of which information is given in the Time of Sale Disclosure Package or incorporated by reference therein, there has been any Material Adverse Change or the Company shall have sustained a loss or interference with its business by strike, fire, flood, earthquake, accident or other calamity, whether or not covered by insurance, in each case which is not described in the Time of Sale Disclosure Package or the Prospectus and is of such character that in the good faith judgment of the Placement Agents would, individually or in the aggregate, result in a Material Adverse Change and which would, in the good faith judgment of the Placement Agents, make it impracticable or inadvisable to proceed with the offering or the delivery of the Shares on the terms and in the manner contemplated in this Agreement, the Time of Sale Disclosure Package and the Prospectus, (iii) the Company shall have failed, refused or been unable to comply with the terms or perform any agreement or obligation of this Agreement or any Subscription Agreement, other than by reason of a default by the Placement Agents, or (iv) any condition of the Placement Agents’ obligations hereunder is not fulfilled. Any such termination shall be without liability of any party to any other party except that the provisions of Section 4(h), Section 6, and Section 13 hereof shall at all times be effective notwithstanding such termination.
          (b) If the Placement Agents elect to terminate this Agreement as provided in this Section, the Company shall be notified promptly by the Placement Agents by telephone, confirmed by letter.
     10. Notices. All statements, requests, notices and agreements hereunder shall be in writing or by facsimile, and:

               (a) if to the Placement Agents, shall be delivered or sent by mail, telex or facsimile transmission to the Representative:
c/o Piper Jaffray & Co.
U.S. Bancorp Center
800 Nicollet Mall
Minneapolis, Minnesota 55402
Attention: General Counsel
Facsimile No.: 612-303-1410
with a copy (which shall not constitute notice) to:
Goodwin Procter LLP
The New York Times Building
620 Eighth Avenue
New York, New York 10018
Attention: Michael D. Maline, Esq.
Facsimile No.: 212-355-3333
              (b) if to the Company shall be delivered or sent by mail, telex or facsimile transmission to Aradigm Corporation, 3929 Point Eden Way, Hayward, California 94545, Attention: General Counsel, (Facsimile No. 510-265-5035), with a copy (which shall not constitute notice) to: Cooley Godward Kronish LLP, 101 California Street, 5th Floor, San Francisco, California 94111-5800, Attention: James Kitch, Esq., (Facsimile No. 650-849-7400).
     11. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and shall be binding upon the Placement Agents, the Company, and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person other than the persons mentioned in the preceding sentence any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, except that (i) the representations, warranties, covenants, agreements and indemnities of the Company contained in this Agreement shall also be for the benefit of the controlling persons, officers and directors referred to in Section 6(a) and the indemnities of the Placement Agents shall also be for the benefit of the controlling persons, officers and directors referred to in Section 6(a) and (ii) the Investors are relying on the representations, warranties, covenants and agreements made by the Company under, and are intended third party beneficiaries of, this Agreement. The term “successors and assigns” as herein used shall not include any purchaser of the Shares by reason merely of such purchase.
     12. Absence of Fiduciary Relationship. The Company acknowledges and agrees that: (a) the Placement Agents have been retained solely to act as the Placement Agents in connection with the sale of the Shares and that no fiduciary, advisory or agency relationship between the Company and the Placement Agents has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Placement Agents have advised or are advising the Company on other matters; (b) the price and other terms of the Shares set forth in this Agreement were established by the Company following discussions and arms-length negotiations with the Placement Agents and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (c) it has been advised that the Placement Agents and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Placement Agents have no obligation to disclose such interest and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; (d) it has been advised that the Placement Agents are acting, in respect of the transactions contemplated by this

Agreement, solely for the benefit of the Placement Agents, and not on behalf of the Company; (e) it waives to the fullest extent permitted by law, any claims it may have against the Placement Agents for breach of fiduciary duty or alleged breach of fiduciary duty in respect of any of the transactions contemplated by this Agreement and agrees that the Placement Agents shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.
     13. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. No legal proceeding may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company and the Placement Agents each hereby consent to the jurisdiction of such courts and personal service with respect thereto. The Company and the Placement Agents each hereby consent to personal jurisdiction, service and venue in any court in which any legal proceeding arising out of or in any way relating to this Agreement is brought by any third party against the Company or the Placement Agents. The Company and the Placement Agents each hereby waive all right to trial by jury in any legal proceeding (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Company agrees that a final judgment in any such legal proceeding brought in any such court shall be conclusive and binding upon the Company and the Placement Agents and may be enforced in any other courts in the jurisdiction of which the Company is or may be subject, by suit upon such judgment.
     14. Partial Unenforceability. The invalidity or unenforceability of any section, paragraph, clause or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph, clause or provision hereof. If any section, paragraph, clause or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.
     15. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original and all such counterparts shall together constitute one and the same instrument. Signatures to this Agreement may be delivered by facsimile or electronically in .pdf format.
[Signature Page Follows]
     `

     Please sign and return to the Company the enclosed duplicates of this letter whereupon this letter will become a binding agreement between the Company and the Placement Agents in accordance with its terms.

Very truly yours,

Aradigm Corporation

By	/s/ Igor Gonda, Ph.D.
Title:	President and CEO
Confirmed as of the date first
above mentioned:
Piper Jaffray & Co.
     Acting on behalf of itself and as Representative of the several Placement Agents set forth on Schedule I attached hereto

By Title:	/s/ David W. Stadinski Managing Director

Schedules and Exhibits

Schedule I:	Placement Agents

Schedule II:	Pricing Information

Schedule III:	Issuer Free Writing Prospectuses

Schedule IV:	Financial Advisory Fee

Exhibit A:	Form of Subscription Agreement

Exhibit B:	Form of Lock-Up Agreement

Exhibit C:	List of Directors and Executive Officers Executing Lock-Up Agreements

SCHEDULE I
Placement Agents
Piper Jaffray & Co.
Ladenburg Thalmann & Co. Inc.

SCHEDULE II
Pricing Information
Number of Shares to be Issued: 40,663,071
Offering Price:$0.10 per Share

SCHEDULE III
Issuer Free Writing Prospectuses
None.

SCHEDULE IV
Financial Advisory Fee
The Company shall be obligated to pay a financial advisory fee to Reedland Capital Partners — An Institutional Division of Financial West Group in the amount of $8,539.25.

Exhibit A
Form of Subscription Agreement

Exhibit B
Form of Lock-Up Agreement
February ___, 2009
Piper Jaffray & Co.
     As Representative of the Several Placement Agents
U.S. Bancorp Center
800 Nicollet Mall
Minneapolis, Minnesota 55402

Re:	Proposed Offering of Aradigm Corporation
Ladies and Gentlemen:
The undersigned understands that Piper Jaffray & Co. (“Piper Jaffray”) will act as representative for a group of placement agents (the “Placement Agents”) that propose to enter into a Placement Agency Agreement (the “Placement Agency Agreement”) with Aradigm Corporation (the “Company”), providing for the offering (the “Offering”) of common stock of the Company (the “Common Stock”) pursuant to the Company’s registration statement (File No. 333-148263) filed with the U.S. Securities and Exchange Commission on December 21, 2007.
In consideration of the Placement Agents’ agreement to act on a best efforts basis in connection with the Offering, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned hereby agrees that without the prior written consent of Piper Jaffray, on behalf of the Placement Agents (which consent may be withheld in Piper Jaffray’s sole discretion), the undersigned will not, during the period commencing on the date hereof and ending 90 days after the date of the Placement Agency Agreement (the “Lock-Up Period”), directly or indirectly: (1) offer, sell, contract to sell, pledge, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of any shares of the Common Stock, or any securities convertible into or exercisable or exchangeable for the Common Stock; (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, or any securities convertible into or exchangeable for the Common Stock, regardless of whether any such transaction described herein is to be settled by delivery of the Common Stock or such other securities, or by delivery of cash or otherwise; (3) make any demand for, or exercise any right with respect to, the registration of any shares of the Common Stock or any security convertible into or exercisable of exchangeable for the Common Stock; or (4) publicly announce any intention to do any of the foregoing.
Anything herein to the contrary notwithstanding,
(a)	during the last 17 days of the Lock-Up Period the Company issues an earnings release or material news or a material event relating to the Company occurs; or

(b)	prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period,

the Lock-Up Period shall be extended and the restrictions imposed by this Lock-Up Agreement shall continue to apply until the expiration of the 18-day period beginning on the date of issuance of the earnings release or the occurrence of the material news or material event.
The undersigned hereby acknowledges and agrees that written notice of any extension of the Lock-Up Period pursuant to the previous paragraph will be delivered by Piper Jaffray to the Company (in accordance with the notice provision in the Placement Agency Agreement) and that any such notice properly delivered will be deemed to have been given to, and received by, the undersigned.
The undersigned hereby further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this Lock-Up Agreement during the period from the date of this Lock-Up Agreement to and including the 34th day following the expiration of the initial Lock-Up Period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the Lock-Up Period (as such may have been extended pursuant to the previous paragraph) has expired.
Notwithstanding the foregoing, the restrictions set forth in clauses (1) and (2) above shall not apply to (i) a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, (ii) transfers to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, (iii) transfers upon death by will or intestacy, provided that the recipient agrees to be bound in writing by the restrictions set forth herein, (iv) the transfer shares of Common Stock to the Company to satisfy tax withholding obligations pursuant to Company equity compensation plans or arrangements or (v) the transfer of Common Stock or securities convertible into or exchangeable or exercisable for Common Stock pursuant to a sale or an offer to purchase 100% of the outstanding Common Stock, provided that in connection with transactions described in clauses (ii) and (iii) above, the trustee, partner, member or stockholder (as applicable) agrees to be bound in writing by the restrictions set forth herein and the related transfer shall not involve a disposition for value. For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. None of the restrictions set forth in this Lock-Up Agreement shall apply to Common Stock acquired in the Offering or in open-market transactions following the Offering.
Notwithstanding the foregoing, if the Company is eligible to file a Form S-3 or Form F-3 registration statement, has “actively traded securities” within the meaning of Rule 139 of the Securities Act of 1933, or otherwise satisfies the requirements set forth in Rule 139 that would permit any Placement Agent to publish issuer-specific research reports pursuant to Rule 139, the Lock-Up Period shall not be extended upon the occurrence of (a) or (b) above.
The undersigned hereby agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent against the transfer of securities of the Company held by the undersigned, except in compliance with this Lock-Up Agreement.
In addition, the undersigned hereby waives any and all notice requirements and other rights with respect to the registration of any securities pursuant to any agreement, instrument, understanding or otherwise, including any registration rights agreement or similar agreement, to which the undersigned is a party or under which the undersigned is entitled to any right or benefit, provided that such waiver shall apply only to the Offering.
The undersigned recognizes that the Offering will benefit the undersigned and the Company. The undersigned acknowledges that the Placement Agents are relying on the representations and agreements of the undersigned contained in this Lock-Up Agreement in carrying out the Offering and in entering into the Placement Agency Agreement.
Anything herein to the contrary notwithstanding, if (i) the Placement Agency Agreement does not become effective by March 31, 2009, (ii) after becoming effective, the Placement Agency Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Shares to be sold thereunder, or (iii) prior to the Placement Agency Agreement becoming effective, the Company notifies the Placement Agents in writing that it does not intend to proceed with the Offering, this Lock-Up Agreement shall lapse and become null and void and the undersigned shall be released from all obligations under this Lock-Up Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement. This Lock-Up Agreement is irrevocable and all authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

Very truly yours,

Printed Name:

Capacity:

(Indicate capacity of person signing if signing as custodian or trustee or on behalf of an entity)

Exhibit C
List of Directors and Executive Officers
Executing Lock-Up Agreements
Igor Gonda, Ph.D.
Nancy Pecota
D. Jeffery Grimes
Virgil D. Thompson
Frank H. Barker
John M. Siebert